Exhibit 99.1

KINGSWAY ANNOUNCES THIRD QUARTER 2016 RESULTS

Toronto, Ontario (October 21, 2016) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the third quarter and nine months ended September 30, 2016. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments
Larry G. Swets, Jr., President and Chief Executive Officer, stated, “We were pleased to report a solid and profitable quarter, highlighted by a gain on our business combination between 1347 Capital Corp. and Limbach Holdings, LLC. We were also pleased to close our previously announced acquisition of CMC Industries, Inc., which enables us to deploy capital while utilizing our deferred tax asset in a way that will build long-term economic value for our shareholders.”

Operating Results
The Company reported net income attributable to common shareholders of $1.4 million, or $0.06 per diluted share, in the third quarter of 2016, compared to net loss attributable to common shareholders of $0.9 million, or $0.05 per diluted share, in the third quarter of 2015.

For the nine months ended September 30, 2016, Kingsway reported net loss attributable to common shareholders of $0.7 million, or $0.04 per diluted share, compared to net income attributable to common shareholders of $3.1 million, or $0.15 per diluted share, in the prior year period.

Following are highlights of Kingsway’s third quarter 2016 results. Operating income (loss) reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses. Operating income (loss) excludes interest expense allocated to the Company’s segments.

•	Operating income was $1.0 million for the third quarter of 2016 compared to operating loss of $1.8 million for the third quarter of 2015.

◦	Insurance Underwriting segment operating loss was $0.1 million for the third quarter of 2016 compared to $0.2 million for the third quarter of 2015.

◦	Insurance Services segment operating income was $0.6 million for the third quarter of 2016 compared to segment operating loss of $0.2 million for the third quarter of 2015.

◦
Operating income attributable to the Leased Real Estate segment was $2.1 million for the third quarter of 2016 compared to zero for the third quarter of 2015. Net of interest expense allocated to the segment, the Leased Real Estate segment operating income was $0.7 million for the third quarter of 2016 compared to zero for the third quarter of 2015. The Leased Real Estate segment includes CMC Industries, Inc.

◦	Net investment income of $1.0 million was reported for the third quarter of 2016 compared to $0.8 million for the third quarter of 2015.

◦	Net realized gains of $0.0 million were reported for the third quarter of 2016 compared to $0.1 million for the third quarter of 2015.

◦	Other operating income and expense was a net expense of $2.6 million for the third quarter of 2016 compared to $2.3 million for the third quarter of 2015.

•	Adjusted operating income was $2.0 million for the third quarter of 2016 compared to $0.1 million for the third quarter of 2015.

•
Book value decreased to $2.15 per share at September 30, 2016 from $2.22 per share at December 31, 2015, and increased from $2.14 per share at June 30, 2016. The Company also carries a valuation allowance, in the amount of $11.50 per share at September 30, 2016, against the deferred tax asset, primarily related to its loss carryforwards.

Exhibit 99.1

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenues:
Net premiums earned	$32,949	$29,197	$94,189	$88,427
Service fee and commission income	6,330	6,184	17,046	17,430
Rental income	2,426	—	2,426	—
Net investment income	1,036	791	2,036	2,632
Net realized gains (losses)	46	83	(58)	136
Other-than-temporary impairment loss	—	—	—	(10)
Other income	3,038	2,303	8,203	13,174
Total revenues	45,825	38,558	123,842	121,789
Operating expenses:
Loss and loss adjustment expenses	26,804	22,914	75,139	69,054
Commissions and premium taxes	5,928	5,653	17,629	17,199
Cost of services sold	1,381	1,408	2,924	3,129
General and administrative expenses	9,949	9,997	30,326	31,748
Amortization of intangible assets	779	307	1,381	937
Contingent consideration (benefit) expense	—	110	(657)	364
Total operating expenses	44,841	40,389	126,742	122,431
Operating income (loss)	984	(1,831)	(2,900)	(642)
Other (revenues) expenses, net:
Interest expense	2,448	1,248	4,649	4,053
Foreign exchange losses, net	4	58	14	1,210
Loss (gain) on change in fair value of debt	2,472	(2,458)	(1,124)	(1,491)
(Gain) loss on deconsolidation of subsidiary	(5,643)	—	(5,643)	4,420
Equity in net loss of investees	61	192	1,004	399
Total other (revenues) expenses, net	(658)	(960)	(1,100)	8,591
Income (loss) from continuing operations before income tax expense	1,642	(871)	(1,800)	(9,233)
Income tax expense	55	23	107	79
Income (loss) from continuing operations	1,587	(894)	(1,907)	(9,312)
Income from discontinued operations, net of taxes	—	—	—	1,426
Gain on disposal of discontinued operations, net of taxes	—	—	1,124	11,259
Net income (loss)	1,587	(894)	(783)	3,373
Less: net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	48	(86)	(352)	74
Less: dividends on preferred stock	110	83	274	246
Net income (loss) attributable to common shareholders	$1,429	$(891)	$(705)	$3,053
Earnings (loss) per share - continuing operations:
Basic:	$0.07	$(0.05)	$(0.09)	$(0.49)
Diluted:	$0.06	$(0.05)	$(0.09)	$(0.49)
Earnings per share - discontinued operations:
Basic:	$—	$—	$0.06	$0.64
Diluted:	$—	$—	$0.06	$0.64
Earnings (loss) per share – net income (loss) attributable to common shareholders:
Basic:	$0.07	$(0.05)	$(0.04)	$0.15
Diluted:	$0.06	$(0.05)	$(0.04)	$0.15
Weighted average shares outstanding (in ‘000s):
Basic:	19,843	19,710	19,791	19,710
Diluted:	22,958	19,710	19,791	19,710

Exhibit 99.1

Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $60,934 and $55,606, respectively)	$61,326	$55,559
Equity investments, at fair value (cost of $21,145 and $26,428, respectively)	21,518	27,559
Limited liability investments	29,091	20,141
Other investments, at cost which approximates fair value	7,251	4,077
Short-term investments, at cost which approximates fair value	670	400
Total investments	119,856	107,736
Cash and cash equivalents	30,705	51,701
Investments in investees	3,129	1,772
Accrued investment income	535	594
Premiums receivable, net of allowance for doubtful accounts of $135 and $165, respectively	33,570	27,090
Service fee receivable, net of allowance for doubtful accounts of $295 and $276, respectively	1,278	911
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	4,979	3,789
Reinsurance recoverable	830	1,422
Prepaid reinsurance premiums	49	7
Deferred acquisition costs, net	14,553	12,143
Income taxes recoverable	—	61
Property and equipment, net of accumulated depreciation of $9,613 and $12,537, respectively	91,239	5,577
Goodwill	10,078	10,078
Intangible assets, net of accumulated amortization of $7,320 and $6,009, respectively	123,178	14,736
Other assets	4,823	3,405
Total Assets	$438,802	$241,022
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$48,991	$55,471
Vehicle service agreements	3,055	2,975
Total unpaid loss and loss adjustment expenses	52,046	58,446
Unearned premiums	42,650	35,234
Reinsurance payable	241	145
Note payable	190,931	—
Subordinated debt, at fair value	38,774	39,898
Deferred income tax liability	6,086	2,924
Deferred service fees	36,641	34,319
Income taxes payable	2,031	—
Accrued expenses and other liabilities	20,411	19,959
Total Liabilities	389,811	190,925

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at September 30, 2016 and December 31, 2015, respectively; redemption amount of $6,572	6,419	6,394

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 19,842,806 and 19,709,706 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	343,106	341,646
Accumulated deficit	(310,493)	(308,995)
Accumulated other comprehensive income	9,195	9,300
Shareholders' equity attributable to common shareholders	41,808	41,951
Noncontrolling interests in consolidated subsidiaries	764	1,752
Total Shareholders' Equity	42,572	43,703
Total Liabilities and Shareholders' Equity	$438,802	$241,022

Exhibit 99.1

Non-U.S. GAAP Financial Measures
Segment Operating Income (Loss)

Segment operating income (loss) represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating Income

Adjusted operating income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating income is comprised of segment operating income (loss) as well as net investment income, net realized gains (losses), other-than-temporary impairment loss, equity in net loss of investees and net revenues of 1347 Advisors. A reconciliation of segment operating income (loss) and adjusted operating income to net income (loss) for the three and nine months ended September 30, 2016 and 2015 is presented below:

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Segment operating income (loss)	$1,153	$(401)	$159	$(847)
Net investment income	1,036	791	2,036	2,632
Net realized gains (losses)	46	83	(58)	136
Other-than-temporary impairment loss	—	—	—	(10)
Equity in net loss of investees	(61)	(192)	(1,004)	(399)
Revenues of 1347 Advisors, net of related outside professional and advisory expenses	(219)	(133)	(564)	5,806
Adjusted operating income	1,955	148	569	7,318
Corporate operating expenses and other (1)	(1,572)	(1,754)	(5,068)	(7,058)
Amortization of intangible assets	(779)	(307)	(1,381)	(937)
Contingent consideration benefit (expense)	—	(110)	657	(364)
Interest expense not allocated to segments	(1,129)	(1,248)	(3,330)	(4,053)
Foreign exchange losses, net	(4)	(58)	(14)	(1,210)
(Loss) gain on change in fair value of debt	(2,472)	2,458	1,124	1,491
Gain (loss) on deconsolidation of subsidiary	5,643	—	5,643	(4,420)
Income (loss) from continuing operations before income tax expense	1,642	(871)	(1,800)	(9,233)
Income tax expense	(55)	(23)	(107)	(79)
Income (loss) from continuing operations	1,587	(894)	(1,907)	(9,312)
Income from discontinued operations, net of taxes	—	—	—	1,426
Gain on disposal of discontinued operations, net of taxes	—	—	1,124	11,259
Net income (loss)	$1,587	$(894)	$(783)	$3,373

(1)	Corporate operating expenses and other includes corporate operating expenses, stock-based compensation expense and non-cash expenses related to the consolidation of KLROC Trust.

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2015 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2015 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kfs2015.